Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Table Trac, Inc. 2021 Stock Incentive Plan of our report dated March 31, 2021, relating to the financial statements of Table Trac, Inc. appearing in the Annual Report on Form 10-K of Table Trac, Inc. for the years ended December 31, 2020 and 2019 filed with the Securities and Exchange Commission.

/s/ Boulay PLLP

Minneapolis, Minnesota

August 20, 2021